Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-1 of our report dated September 11, 2020, relating to the balance sheet of Altimeter Growth Corp. as of August 28, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from August 25, 2020 (inception) through August 28, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
September 24, 2020